                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      May 20, 1996
                                                 -----------------------------

                          PAC RIM HOLDING CORPORATION
- ------------------------------------------------------------------------------


DELAWARE                              0-18779              95-4105740
- ------------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)          Identification No.)


6200 Canoga Avenue, Woodland Hills, California                  91367-2402
- ------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (818) 226-6200
                                                   ---------------------------


- ------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS.

     Mr. Robert M. Anderson, Chairman of the Board of Directors of Registrant, a director of Registrant, and a director of Registrant's wholly-owned subsidiary, The Pacific Rim Assurance Company, tendered his resignation as Chairman of the Registrant and its subsidiary, The Pacific Rim Assurance Company, on May 20, 1996, which resignation was accepted by the Boards of Directors of Registrant and its subsidiary on May 20, 1996. Mr. Timothy R. Busch, an existing member of the Board of Directors of Registrant (and a Director of The Pacific Rim Assurance Company) was elected as "Interim Chairman" of the Board of Directors of Registrant effective May 20, 1996. The vacancy created by Mr. Anderson's resignation upon the Boards of Directors of Registrant and its subsidiary, The Pacific Rim Assurance Company, is anticipated to be filled in connection with the Registrant's annual meeting of stockholders, to be held on July 10, 1996.

     Mr. Anderson advised Registrant that the reason for his resignation was a requirement to devote his full time and attention to his other business endeavors. Mr. Anderson has neither expressed nor stated any form of disagreement with Registrant relating to its operations, policies, or practices as the reason for his resignation in writing or otherwise, and Registrant has no reason to believe any form of disagreement exists.

     The Registrant has provided notification of this event by means of a press release, a copy of which is attached hereto as Exhibit 5.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

5.1       Press Release dated May 23, 1996

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PAC RIM HOLDING CORPORATION, a
                                  Delaware Corporation



Dated May 23, 1996                By: /s/ Paul W. Craig
                                      ----------------------------------------
                                      Paul W. Craig,
                                      Executive Vice President
                                      Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT        DESCRIPTION             SEQUENTIALLY NUMBERED
NUMBER                                 PAGE
5.1            Press Release dated
               May 23, 1996